UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR 12(G) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL LEADERS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-251324	00-0000000
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Units 2613-18, 26/F. Shui On Centre

6-8 Harbour Road, Wanchai

Hong Kong

(Address of principal executive offices) (Zip Code)

(852) 8102 3633

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number: 333-251324

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value of $0.0001

Item 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED..

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number: 333-251324) is incorporated by reference into this registration statement.

Item 2.	EXHIBITS

The following Exhibits are incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-251324 on May 7, 2021. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit Number	Description
1.	Articles of Incorporation, dated as of June 26, 2020 (incorporated by reference to Exhibit 3(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021).-incorporated herein by reference to Exhibit 3.1 to the registration statement.
2.	Bylaws of the Company (incorporated by reference to Exhibit 3(2) to Form S-1 with the Securities and Exchange Commission on May 7,2021). -incorporated herein by reference to Exhibit 3.2 to the registration statement.
3.	Legal Opinion Letter, dated as of May 6, 2021 (incorporated by reference to Exhibit 5(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021).-incorporated herein by reference to Exhibit 5.1 to the registration statement.
4.	Service Agreement with CS Global Consultancy Limited, dated as of September 15, 2020 (incorporated by reference to Exhibit 10(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021).-incorporated herein by reference to Exhibit 10.1 to the registration statement.
5.	List of Subsidiaries (incorporated by reference to Exhibit 21(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021). -incorporated herein by reference to Exhibit 21.1 to the registration statement.
6.	Consent of Weinberg & Company, P.A. , dated as of May 7, 2021 (incorporated by reference to Exhibit 23(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021).-incorporated herein by reference to Exhibit 23.1 to the registration statement.
7.	Sample Subscription Agreement (incorporated by reference to Exhibit 99(1) to Form S-1 with the Securities and Exchange Commission on May 7,2021). -incorporated herein by reference to Exhibit 99.1 to the registration statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: June 6, 2023

Global Leaders Corporation

By:	/s/ Yip Hoi Hing Peter
Name:	Yip Hoi Hing Peter
Title:	Chief Executive Officer, Chief Financial Officer, President, Director, Secretary and Treasurer (Principal Executive Officer)